                                                                    EXHIBIT K.3.


            SECOND AMENDMENT TO AMENDED AND RESTATED LINE OF CREDIT,
                         SECURITY AND PLEDGE AGREEMENT

         This Second Amendment to Amended and Restated Line of Credit, Security and Pledge Agreement ("Amendment") dated as of November 26, 1996 is entered into by ALLIED CAPITAL LENDING CORPORATION (the "Borrower") and RIGGS BANK N.A., formerly known as The Riggs National Bank of Washington, D.C. (the "Lender").

         WHEREAS, the Borrower and the Lender entered into that certain Amended and Restated Line of Credit, Security and Pledge Agreement dated February 26, 1996, as amended by that certain First Amendment to Amended and Restated Line of Credit, Security and Pledge Agreement dated April 18, 1996 (collectively, the "Agreement"); and

         WHEREAS, the Borrower and the Lender wish to amend the Agreement as provided herein;

         NOW THEREFORE, the Lender and the Borrower agree as follows:

         1. Section 1.01 of the Agreement is hereby amended by deleting the existing definition of "Termination Date" in its entirety and substituting the following therefor:

                 "Termination Date" means January 31, 1997, and any extension or extensions thereof granted by the Bank in its sole discretion.

         2. Borrower hereby reaffirms the Agreement as amended hereby and agrees that in all respects except as explicitly modified by the terms of this Amendment that the Agreement shall remain in full force and effect.

         3. In consideration of the Amendment contained herein, Borrower represents, warrants and agrees that (i) there are no claims, defenses or set-offs with respect to the Agreement, any Loan or any Note, or with respect to the indebtedness evidenced or secured thereby or with respect to the collection or enforcement of any of them or with respect to the collateral, (and to the extent any claim, set-off or defense exists they are each hereby waived and relinquished in their entirety), (ii) no Event of Default, as defined in the Agreement, the Note or any other Loan Document, and no event which with the lapse of time or the giving of notice or both would constitute such an Event of Default, has occurred; (iii) Lender has made no representations or commitments, oral or written, or undertaken any obligations other than as expressly set forth in the Agreement, the Loan Documents and this Amendment, (iv) except as otherwise previously disclosed in writing to the Lender, each of the representations and warranties contained in the Agreement are true and correct as of the date hereof and shall be deemed to be restated and remade as of the date of this Amendment as if set out herein in their entirety; and (v) the making, delivery and performance by the Borrower of this Amendment and all instruments, documents and notes executed contemporaneously herewith, have been duly authorized by all necessary corporate action, and constitute the valid and binding obligations of the Borrower enforceable in accordance with their terms.

         4. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed thereto in the Agreement. Each and every of the terms and provisions of this

Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, personal representatives and assigns.

         BORROWER EXPRESSLY REPRESENTS AND WARRANTS TO HOLDER THAT IT (A) HAS READ EACH AND EVERY PROVISION OF THIS INSTRUMENT; (B) HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS INSTRUMENT REVIEWED BY COMPETENT LEGAL COUNSEL OF ITS OWN CHOOSING; AND (C) UNDERSTANDS, AGREES TO AND ACCEPTS THE PROVISIONS HEREOF.

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Amendment as of the date first above written.



                                            ALLIED CAPITAL LENDING CORPORATION


                                            By:/s/Katherine C. Marien
                                               --------------------------
                                            Name:   Katherine C. Marien
                                            Title:  President


                                            RIGGS BANK N.A.


                                            By:/s/David H. Olson
                                               --------------------------
                                            Name:   David H. Olson
                                            Title:  Vice President





                                       2